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                                   FORM OF

                           PARTICIPATION AGREEMENT

THIS AGREEMENT is made and entered into by and among FFP New Horizons Fund, Inc., a Maryland corporation; FFP Securities, Inc., a Missouri corporation, and First Variable Life Insurance Company, a ----- corporation, on its own behalf and on behalf of its First Variable Annuity Fund A, First Variable Annuity Fund E, First Variable Annuity Fund M and Separate Account VL, effective as of the --- day of ----------, 1998.

WHEREAS, FFP New Horizons Fund, Inc. (Fund) is an open-end, diversified, management investment company authorized to issue securities in series or portfolios, each of which has its own distinct investment objectives and policies; and

WHEREAS, FFP New Horizons Fund, Inc. has authorized the issuance of shares in each of the six portfolios listed on Appendix I to this Agreement
(Portfolios); and

WHEREAS, FFP New Horizons Fund, Inc. is registering with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940 and is registering interests in each of its Portfolios with the Securities and Exchange Commission under the Securities Act of 1933; and

WHEREAS, FFP New Horizons Fund, Inc. will offer its shares in the Portfolios only to separate accounts of insurance companies for investments under variable annuity contracts or variable life insurance policies issued by those companies; and

WHEREAS, First Variable Life Insurance Company (First Variable) is authorized to issue variable annuity contracts through its First Variable Annuity Fund A, First Variable Annuity Fund E and First Variable Annuity Fund M, and to issue variable life insurance policies through its Separate Account VL; and

WHEREAS, First Variable Life Insurance Company has registered its First Variable Annuity Fund A, First Variable Annuity Fund E, First Variable Annuity Fund M and Separate Account VL (First Variable Accounts) with the Securities and Exchange Commission as investment companies under the Investment Company Act of 1940 (1940 Act) and has registered interests in the First Variable Accounts with the Commission under the Securities Act of 1933 (1933 Act); and

WHEREAS, FFP Securities, Inc. (FFP Securities) is registered as a broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and has entered into an agreement with FFP New Horizons Fund, Inc. appointing it as principal underwriter for the distribution of the shares of the Portfolios of the Fund; and

WHEREAS, First Variable Life Insurance Company, through the First Variable Accounts would like to offer shares of the Portfolios of FFP New Horizons Fund, Inc. as investment options under its variable annuity contracts and variable life insurance policies;

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NOW THEREFORE, in consideration of the mutual agreements and promises contained in this Agreement and other valuable consideration, FFP New Horizons Fund, Inc., FFP Securities, Inc. and First Variable Life Insurance Company on behalf of its First Variable Annuity Fund A, First Variable Annuity Fund E, First Variable Annuity Fund M and Separate Account VL, agree as follows:

I. SALE OF FUND SHARES; PRICING

A. PURCHASE AND SALE OF SHARES.

   The Fund through its underwriter FFP Securities will make shares of the Portfolios available to be purchased by First Variable for the First Variable Accounts and will accept redemption orders from First Variable for the First Variable Accounts on the following terms and conditions and subject to the other provisions contained elsewhere in this Agreement:

   Fund shares shall be purchased and redeemed in such quantity and at such time as determined by First Variable under the terms of the variable annuity contracts and variable life insurance policies (Contracts) through which owners or holders of the Contracts (Contract Holders) may direct investments in the Portfolios.

   The Fund, FFP Securities or First Variable may refuse to sell shares of any Portfolio through First Variable to any Owner, or may suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction over First Variable, the Fund, the Portfolio or FFP Securities; or if, in the sole discretion of the Board of Directors of the Fund, acting in good faith, such action is necessary and in the best interests of the shareholders of such Portfolio.

   The Fund will not sell its shares to any insurance company other than First Variable, unless the right to do so is given in writing to the Fund by First Variable.

B. APPOINTMENT OF AGENT.

   FFP Securities hereby appoints First Variable as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares from Contract Holders, subject to the following:

C. PRICING OF SHARES.

   The price at which orders for purchase or redemption of shares sent to FFP Securities by First Variable subject to the following:

   Purchase or redemption orders received by First Variable as agent prior to the close of the New York Stock Exchange on any day on which the New York Stock Exchange is open for business (Business Day) will be executed by FFP Securities at the net asset value determined as of the close of the New York Stock Exchange on such Business Day; provided That FFP Securities receives notice of such order by 9:00 a.m. eastern time on the following Business Day.

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   Any purchase or redemption orders received by First Variable as agent after the close of the New York Stock Exchange on any given Business Day will be executed by FFP Securities at the net asset value determined as of the close of the New York Stock Exchange on the next Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Commission.

   Each notice of purchase or redemption orders by First Variable to FFP Securities will constitute a representation that such orders were received by First Variable prior to the close of regular trading on the New York Stock Exchange on the Business Day on which the purchase or redemption order is priced in accordance with Rule 22c-1 under the 1940 Act.

   The Fund will use its best efforts to provide to First Variable closing net asset value, dividend and capital gain information determined for the Portfolios at the close of trading each Business Day no later than 7:00 p.m. eastern time.

D. REPRESENTATIONS

   First Variable shall not, without the written consent of FFP Securities, in the then current prospectus and in current printed sales literature approved by FFP Securities. First Variable agrees to purchase and redeem shares of the Portfolios offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.

II. PAYMENT

A. PURCHASE ORDERS

   Payment for net purchases of shares of the Fund will be wired by First Variable to a custodial account designated by FFP Securities on the same Business Day that notice of an order for purchase of shares of the Fund is received by FFP Securities. Payments shall be in federal funds transmitted by wire.

B. REDEMPTION ORDERS

   Payment for net redemption orders that are timely received by FFP Securities will be wired by FFP Securities from the Fund's custodial account to an account designated by First Variable. The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; First Variable alone will be responsible for such action.

III. REPRESENTATIONS AND WARRANTIES

A. REPRESENTATIONS AND WARRANTIES OF FIRST VARIABLE

   First Variable represents and warrants to FFP Securities as follows:

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   1. First Variable is an insurance company duly organized, validly existing and in good standing under the laws of the state of ---- and is qualified to do business and licensed to sell insurance in all states in which its business requires it to be so qualified or licensed.

   2. The Contracts have been qualified for sale under the insurance laws of all states in which they will be offered and sold.

   3. First Variable has registered the First Variable Accounts as unit investment trusts under the provisions of the 1940 Act and will have or has registered interests in the Contracts for sale under the 1933 Act and it will maintain such registrations for so long as any Contracts are outstanding, unless regulations of the Securities and Exchange Commission permit deregistration at an earlier time.

   4. The Contracts will be issued and sold in compliance with all applicable federal and state laws, including state and federal insurance and securities laws and in particular suitability requirements of applicable state and federal securities laws and state insurance laws.

   5. First Variable has legally and validly established each of the First Variable Accounts as a separate account under applicable state law and the First Variable Accounts will remain so qualified as long as any Contracts are outstanding.

   6. First Variable will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the First Variable Accounts from time to time as required in order to maintain a continuous offering of the Contracts or as may otherwise be required by applicable law.

   7. First Variable will register or qualify the Contracts for sale under the securities laws of any state or states which require such registration.

   8. The variable annuity contracts that will use the Portfolios as investments are currently and at the time of issuance will be treated as annuity contracts under applicable provisions of the Internal Revenue Code, and it will make every effort to maintain such treatment. First Variable will notify the Fund and FFP Securities immediately if it has any reason to believe that the Contracts have ceased to be so treated or that they might not be so treated in the future.

   9. First Variable will not purchase shares of the Portfolios with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

B. REPRESENTATIONS AND WARRANTIES OF THE FUND

   The Fund represents and warrants as follows:

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   1. The Fund is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland and is qualified to do business in all states in which its business requires it to be so qualified.

   2. The Fund is or will be registered as an investment company under the 1940 Act and has or will have registered its shares for sale under the 1933 Act and it will maintain such registrations for so long as any shares are outstanding through the Contracts, unless regulations of the Securities and Exchange Commission permit deregistration at an earlier time.

   3. The Fund will amend the registration statement for its shares under the 1933 Act from time to time as required to maintain a continuous offering of its shares or as may otherwise be required by applicable law.

   4. The Fund will register or qualify its shares for sale under the securities laws of any state or states which require such registration.

   5. Each Portfolio is currently qualified as a regulated investment company under Subchapter M of the Internal Revenue Code and the Fund will make every effort to maintain such qualification under Subchapter M or any successor or similar provision and it will notify First Variable immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

   6. In performing the services described in this Agreement, the Fund will comply with all applicable laws, rules and regulations of the Securities and Exchange Commission and any state securities regulator, including complying with applicable provisions of the 1940 Act in all material respects; provided, however, the Fund makes no representation as to whether any aspect of its operations including, but not limited to, fees and expenses and investment policies, objectives and restrictions complies with the insurance laws and regulations of any state.

   7. The Fund agrees that upon request it will use its best efforts to furnish the information required by state insurance regulators so that First Variable can obtain the authority needed to issue the Contracts in the various states.

C. REPRESENTATIONS AND WARRANTIES OF FFP SECURITIES

   FFP Securities represents and warrants as follows:

   1. FFP Securities is a corporation duly organized, validly existing and in good standing under the laws of the state of Missouri and is qualified to do business in all states in which its business requires it to be so qualified.

   2. FFP Securities is registered as a broker-dealer with the Commission under the Securities Exchange Act of 1934 (1934 Act) and is a member in good standing of the National Association of Securities Dealers, Inc.

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   3. FFP Securities represents and warrants that it is and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Fund in all material respects in accordance with any applicable state and federal securities laws during the term of this Agreement.

   4. FFP Securities will distribute the Fund shares in accordance with the provisions of all applicable federal and state securities laws.

IV. RECORDS

Each party to this Agreement will maintain all records required by law, including records detailing the services it provides. Such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including, without limitation, the Commission, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Upon request by the Fund or FFP Securities, First Variable agrees to promptly make copies or, if required, originals of all records pertaining to the performance of services under this Agreement available to the Fund or FFP Securities, as the case may be. The Fund agrees that First Variable will have the right to inspect, audit and copy all records pertaining to the performance of services under this Agreement pursuant to the requirements of any state insurance department. Each party also agrees to promptly notify the other parties if it experiences any difficulty in maintaining the records in an accurate and complete manner. This provision will survive termination of this Agreement.

V. PROSPECTUSES AND PROXY STATEMENTS; VOTING

A. PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION

   The Fund or FFP Securities will provide First Variable a copy of each Prospectus and Statement of Additional Information for the Fund and its Portfolios when amended, as soon as practicable after such Prospectus and Statement of Additional Information are declared effective by the Securities and Exchange Commission. First Variable shall be responsible for making copies of such documents for distribution to prospective Contract Holders.

B. PROXIES AND REPORTS

   The Fund or FFP Securities will provide First Variable with copies of any proxy materials, reports to shareholders or other communications required or desired by the fund to be distributed to shareholders.

C. VOTING OF PROXIES

   First Variable shall be responsible for distributing proxy materials to Contract Holders as required by applicable rules of the Securities and Exchange Commission. First Variable shall be responsible for tabulating any votes required of Contract Holders and providing

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   the Fund with such tabulations prior to any shareholders meeting.  If and to the extent required by law, First Variable will:

   1. solicit voting instructions from Contract Holders;

   2. vote the shares of the Portfolios held in the First Variable Accounts in accordance with instructions received from Contract Holders; and

   3. vote shares of the Portfolios held in the First Variable Accounts for which no timely instructions have been received, as well as shares it owns, in the same proportion as shares of such Portfolio for which instructions have been received from the Contract Holders, so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable Contract Holders.

   Except as set forth above, First Variable reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. First Variable will be responsible for assuring that each of its Accounts participating in the Fund calculates voting privileges in a manner consistent with all legal requirements.

D. ALLOCATION OF COSTS

   Unless otherwise provided in the Service Agreement which is executed by the parties simultaneously with this agreement, the Fund or FFP Securities shall be responsible for the cost of preparing and printing the Fund's prospectus, statement of additional information, proxy materials, reports to shareholders and other communications to shareholders; provided, however, that if at any time FFP Securities reasonably deems the usage of such items to be excessive, it may require First Variable to pay the cost of printing (including press time and paper) any additional copies of such materials that are requested by First Variable. First Variable shall be responsible for the cost of distributing such materials to existing or prospective Contract Holders.

VI. EXPENSES

Except as otherwise provided in this Agreement, each party shall pay its own expenses incident to its obligations hereunder. FFP Securities will pay all expenses incident to the management and operation of the Fund, including the cost of registration of the shares of the Portfolios with the Commission and in states where required.

VII. ADVERTISING MATERIALS

A. REVIEW BY FFP

   Each piece of advertising, sales literature or promotional material with respect to the Fund prepared by First Variable or its agents for use with the general public, the Contract Holders or any participants shall be submitted to FFP Securities for review and approval before such material is used. FFP Securities shall advise the submitting party in writing within ten (10) Business Days of receipt of such materials of its approval or disapproval of such materials.

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B. DELIVERY OF COPIES TO FIRST VARIABLE

   FFP Securities will provide to First Variable at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Fund or its shares contemporaneously with the filing of such document with the Sec, the NASD or other regulatory authority.

C. DELIVERY OF COPIES TO THE FUND

   First Variable will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with the Sec, the NASD or other regulatory authority.

VIII. INDEMNIFICATION

A. INDEMNIFICATION BY FIRST VARIABLE

   First Variable agrees to indemnify and hold harmless the Fund, FFP Securities, the Fund's investment adviser, transfer agent and/or custodian, and each person, if any, who controls or is associated with the Fund, FFP Securities, the Fund's investment adviser, transfer agent and/or custodian within the meaning of such terms under the 1933 Act, and any director, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties") against any and all losses, claims, expenses, damages, or liabilities (including reasonable legal and other expenses) to which the Indemnified Parties may become subject insofar as such losses, claims, damages, liabilities or expenses

   1. arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material for the Contracts (including any supplements or amendments); or

   2. arise out of or are based upon the omission or the alleged omission to state in any of the foregoing documents a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; or

   3. arise out of or as a result of statements or representations by or on behalf of First Variable or wrongful conduct of First Variable or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

   4. arise as a result of any failure by First Variable to provide the services and furnish the materials under the terms of this Agreement; or

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   5. arise out of any material breach of any representation and/or warranty made by First Variable in this Agreement or arise out of or result from any other material breach by First Variable of this Agreement.

   This indemnification will be in addition to any liability that First Variable otherwise may have.

B. INDEMNIFICATION BY THE FUND AND FFP SECURITIES

   The Fund and FFP Securities agree to indemnify and hold harmless First Variable, its directors, officers, employees, agents and each person, if any, who controls First Variable within the meaning of the 1933 Act against any losses, claims, expenses, damages or liabilities (including reasonable legal and other expenses) to which First Variable or any such director, officer, employee, agent or controlling person may become subject, insofar as such losses, claims, expenses, damages or liabilities

   1. arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature of the Fund;

   2. arise out of or are based upon an omission or the alleged omission to state in any of the foregoing documents a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; or

   3. arise out of or as a result of statements or representations made by or on behalf of the Fund or FFP Securities, or wrongful conduct by the Fund or FFP Securities, or persons under their control, with respect to the sale or distribution of Fund shares; or

   4. arise as a result of any failure by the Fund or FFP Securities to provide the services and furnish the materials under the terms of this Agreement; or

   5. arise out of any material breach of any representation and/or warranty made by the Fund or FFP Securities in this Agreement; or

   6. arise out of or result from any other material breach by the Fund or FFP Securities of this Agreement.

C. LIMITS ON INDEMNIFICATION

   No party will be entitled to indemnification under this Agreement to the extent such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence by such party, its respective directors, officers, employees, agents, or any controlling person, or by reason of such party's reckless disregard of its obligations or duties under this Agreement.

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D. NOTICE

   Promptly after receipt by an indemnified party under this Agreement of notice of the commencement of any litigation, proceeding, complaint or action, such indemnified party will, if a claim is to be made against an indemnifying party hereunder, notify the indemnifying party; but the failure to so notify the indemnifying party will not relieve it from any liability which it may otherwise have to an indemnified party under this Agreement.

E. PARTICIPATION

   The indemnifying party is entitled to participate in, and, to the extent that it may wish, to assume the defense of any action brought against an indemnified party of which notice has been given pursuant to this Agreement, with counsel satisfactory to both the indemnified and indemnifying parties. In such case, the indemnifying party will not be liable to the indemnified party under this Agreement for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action.

IX. TERMINATION

A. EVENTS OF TERMINATION

   This Agreement will terminate:

   1. At the option of any party, with or without cause, with respect to some or all of the Portfolios, upon ninety (90) days' advance written notice to the other parties;

   2. At the option of First Variable with respect to any Portfolio if (a) shares of the Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by First Variable; or (b) any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by First Variable; or (c) the Portfolio ceases to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if First Variable reasonably and in good faith believes that the Portfolio may fail to so qualify;

   3. At the option of the Fund or First Variable, upon institution of formal disciplinary or investigative proceedings against First Variable, the Fund, or FFP Securities by the NASD, the Commission, the insurance commission of any state, or any other regulatory body regarding any parties' duties under this Agreement, or related to the sale or administration of the Contracts, the sale or purchase of Fund shares, or the operation of the First Variable Accounts; [provided that the party electing to terminate this Agreement determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the other party's ability to perform its obligations under this Agreement];

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   4. At the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement which is not cured within thirty (30) days of written notice of such breach;

   5. At the option of First Variable, if First Variable determines in its sole judgment exercised in good faith, that either the Fund or FFP Securities has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement, or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of First Variable, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate;

   6. At the option of the Fund or FFP Securities, if the Fund or FFP Securities, respectively, determines in its sole judgment exercised in good faith, that First Variable has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or FFP Securities, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate;

   7. At the option of First Variable or the Fund, upon receipt of any necessary regulatory approvals and/or the vote of the Contract Holders having an interest in the First Variable Accounts to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. First Variable will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares;

   8. Upon assignment of this Agreement by any party, unless made with the written consent of all other parties hereto; provided, however, that
      (a) First Variable may assign, without agreement of the Fund or FFP Securities, its duties and responsibilities under this Agreement to any affiliate of First Variable, and (b) FFP Securities may assign, without agreement of First Variable, its duties and responsibilities under this Agreement to any of its affiliates;

   9. At the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination in accordance with this provision will be effective immediately upon such occurrence without notice.

B. EFFECTIVE DATE OF TERMINATION

   Except as otherwise specified in this Section, termination of this Agreement shall be effective upon receipt of prior written notice to all other parties stating the basis for such termination.

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C. CONTINUATION OF SALES AFTER TERMINATION

   In the event of any termination of this Agreement other than pursuant to paragraphs 3, 6 or 9 above, the Fund and FFP Securities will, at the option of First Variable, continue to make additional shares of the Fund available pursuant to the terms and conditions of this Agreement for all Contracts in effect as of the effective date of termination of this Agreement (Existing Contracts.) Specifically, the owners of the Existing Contracts will be permitted to reallocate investments in the Portfolios (as in effect on such date), redeem investments in the Portfolios and/or invest in the Portfolios upon making additional purchase payments under the Existing Contracts.

D. SURVIVAL OF OBLIGATIONS

   Notwithstanding any termination of this Agreement, each party's obligations under this Agreement to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, each party' obligations under paragraph H of Section IX will survive and not be affected by any termination of this Agreement. Finally, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

X. AMENDMENT AND WAIVER

This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings, written or oral, relating to the subject matter hereof. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties hereto; provided, however, the parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the First Variable Accounts or the Portfolios of the Fund or other applicable terms of this Agreement.

XI. NOTICES

All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties:

TO FIRST VARIABLE:                              TO FFP SECURITIES:                   TO THE FUND:
First Variable Life Insurance Company           FFP Securties, Inc.                  FFP New Horizons, Fund, Inc.
21222 York Road, Suite 300                      15455 Conway Road                    15455 Conway Road
Oak Brook, Illinois 60523                       Chesterfield, MO 63017               Chesterfield, MO 63017
Attn:                                           Attn:                                Attn: Robin Rodermund
(630) 684-9270                                  314-537-1040                         314-537-1040
Fax:                                            Fax: 314-537-9591                    Fax: 314-537-9591

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

Any notice, demand or other communication given in a manner prescribed in this paragraph shall be deemed to have been delivered on receipt.

XII. SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

XIII. COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

XIV. SEVERABILITY

In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

XV. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

XVI. ENFORCEABILITY

Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

XVII. REMEDIES

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representatives as of the date specified in the first paragraph.

FFP SECURITIES, INC.

By:----------------------------------
   Roy M. Henry, President

ATTEST:-----------------------------------------
       Robert H. Rodermund, Jr., Secretary                    (SEAL)

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

FFP NEW HORIZONS FUND, INC. FOR ITSELF AND ON BEHALF OF ITS PORTFOLIOS:

FFP Odyssey Venus Portfolio
FFP Century Venus Portfolio
FFP Discovery Venus Portfolio
FFP Millennium Mercury Portfolio
FFP Discovery Mercury Portfolio

By:    ---------------------------------
       Roy M. Henry, President

ATTEST:---------------------------------
       Robin H. Rodermund, Secretary                          (SEAL)


FIRST VARIABLE LIFE INSURANCE COMPANY FOR ITSELF AND ON BEHALF OF ITS SEPARATE ACCOUNTS:

First Variable Annuity Fund A
First Variable Separate Account VL

By:    ---------------------------------
       President

ATTEST:---------------------------------
       Secretary                                              (SEAL)

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